UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)
On October 25, 2013, the members of Delek Logistics GP, LLC (the “General Partner”), the general partner of Delek Logistics Partners, LP, unanimously voted to expand the size of the General Partner’s Board of Directors (the “Board”) from six directors to seven directors and elected Eric D. Gadd to fill the vacancy created thereby. Mr. Gadd will hold office until his successor is duly elected and qualified or until his earlier termination of service. Upon his election to the Board, Mr. Gadd was appointed to serve on the Board’s Audit and Conflicts Committees.

(e)	Not applicable.

(f)	Not applicable.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

None.

(b)    Pro forma financial information.

None.

(c)    Shell company transactions.

None.

(d)    Exhibits.

99.1    Press release of Delek Logistics Partners, LP issued on October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2013	DELEK LOGISTICS PARTNERS, LP by and through its general partner, Delek Logistics GP, LLC

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Delek Logistics Partners, LP issued on October 29, 2013.